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                                                              Exhibit (h)(ii)(B)
                                                         Dated: April 1, 1997
                                                         Amended: March 15, 2000

                                  SCHEDULE A
                                  ----------

                                    TO THE
                    MANAGEMENT AND ADMINISTRATION AGREEMENT
                         BETWEEN FIFTH THIRD FUNDS AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP

Name of Fund                            Compensation*
------------                            -------------
                                             Annual Rate of:
Fifth Third Government Money                 Twenty one-hundredths of one
 Market Fund                                 percent (0.20%) of all
Fifth Third Prime Money                      Funds' average daily net assets up
 Market Fund                                 to $1 billion
Fifth Third U.S. Treasury Money
 Market Fund
Fifth Third U.S. Government
 Securities Fund
Fifth Third Quality Bond Fund                Eighteen one-hundredths of one
Fifth Third Ohio Tax Free Bond Fund          percent (018%) of all Funds'
Fifth Third Quality Growth Fund              average daily net assets in excess
                                             of $1 billion up to $2 billion
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund                    Seventeen one-hundredths of one
Fifth Third International Equity             percent (0.17%) of all Funds'
 Fund                                        average daily net assets in excess
Fifth Third Equity Income Fund               of $2 billion
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Pinnacle Fund
Fifth Third Cardinal Fund
Fifth Third Tax Exempt Money
 Market Fund
Fifth Third Technology Fund
Fifth Third Ohio Tax Exempt Money
 Market Fund



FIFTH THIRD FUNDS                       BISYS FUND SERVICES
                                        LIMITED PARTNERSHIP
                                        By: BISYS Fund Services, Inc.,
                                            General Partner


By: /s/ Jeffrey Cusick           By: /s/ Mark Dillon

Name: Jeffrey Cusick             Name: Mark Dillon

Title: Vice President            Title: Executive Vice President


     * All fees are computed daily and paid periodically.
       The rate of compensation includes up to four classes of shares per portfolio. An additional minimum fee of $10,000 per portfolio for each additional class will be assessed.

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